SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 8, 2000

0-17594
(Commission file number)

USA Biomass Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	33-0329559 (IRS Employer Identification No.)

7314 Scout Avenue, Bell Gardens, California (Address of Principal Executive Offices)	90201 (Zip Code)

(562) 928-9900
(Registrant’s telephone number, including area code)

Item 3.   Bankruptcy or Receivership

             On December 8, 2000, USA Biomass Corporation (the “Company”) and two of its affiliates, American Waste Transport, Inc. and American Greenwaste, Inc., filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code (the “Code”) in the United States Bankruptcy Court (“Bankruptcy Court”) for the Central District of California, Los Angeles Division.

             The Company’s bankruptcy petition is intended to allow for the reorganization of the Company’s business and assets. The Bankruptcy Court assumed jurisdiction over the Company’s assets as of the date of the Company’s bankruptcy petition. The Company, as a debtor-in-possession, intends to remain in possession of its assets and to continue to manage and operate its businesses and properties, subject to the provisions of the Code and the supervision and orders of the Bankruptcy Court, while seeking to formulate a plan of reorganization.

             There can be no assurance, however, that the Company will remain a debtor-in-possession and that a trustee will not be appointed to operate the Company’s business. Furthermore, no assurance can be given that the Company will retain control of its assets during the pendency of the bankruptcy case or that the Bankruptcy Court will approve the plan of reorganization in the form proposed by the Company. The Company’s current business relationships and arrangements and the Company’s ability to negotiate future business arrangements may be adversely affected by the filing by the Company of the bankruptcy petition.

             On December 8, 2000, the Company issued a press release relating to the foregoing. A copy of the press release is attached hereto as an exhibit and incorporated herein by reference.

Item 5.   Other Events.

             On December 8, 2000, Marlene A. Tapie resigned from her position as a director of the Company.

Item 7.   Exhibits.

             99.1   Press Release dated December 8, 2000.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA BIOMASS CORPORATION
Date: December 11, 2000	By:	/s/ Lance B. Jones

Lance B. Jones President and Chief Executive Officer

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Exhibit Index

Exhibit Number	Description
99.1	Press Release dated December 8, 2000
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